Exhibit 99.1

Berkshire Hills Reports 8% Increase in First Quarter Core EPS; Dividend Declared

PITTSFIELD, MASS, April 25, 2016 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported an 8% increase in first quarter core earnings per share to $0.54 in 2016 from $0.50 in 2015.  The earnings improvement was driven by 26% revenue growth produced by the Company’s expanded operations.  First quarter GAAP EPS increased year-over-year to $0.52 from $0.35.  GAAP results in both periods included net non-core charges primarily related to acquisitions and restructuring activities.

FIRST QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•              3% increase in total revenue

•              6% annualized commercial loan growth

•              3.33% net interest margin

•              7% increase in fee income

•              2% decrease in non-interest expense

•              59.9% efficiency ratio

•              0.28% non-performing assets/assets

•              0.23% net loan charge-offs/average loans

CEO Michael Daly stated, “We maintained our growth momentum in the first quarter of 2016.  Our commercial teams posted healthy loan growth and fee income increased in most major categories.  The yield on earning assets improved and mortgage banking operations benefited from the increase in volume.  We managed constructively through the volatility in the financial markets early in the year to achieve our goals for the first quarter.”

Mr. Daly continued, “Our teams have been active across many fronts.  We announced that our community support exceeded $2 million in 2015, which supplements the 40,000 hours of community service from our employees.  We strengthened our wealth and mortgage teams and we introduced a new channel for customer support “text AMEB1” via SMS texting, providing a convenient and efficient experience for the customer.  I’m excited about the prospects for expanding our market success in 2016 and leveraging our franchise investment to further boost shareholder value.”

BHLB — Berkshire Hills Bancorp	www.berkshirebank.com

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DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.20 per share to shareholders of record at the close of business on May 12, 2016, payable on May 26, 2016.  The dividend was increased to $0.20 in the prior quarter and equates to a 3% annualized yield based on the $26.71 average closing price of Berkshire’s common stock during the first quarter.

FINANCIAL CONDITION

Annualized commercial loan growth measured 6% in the first quarter of 2016, due primarily to 8% annualized growth in commercial real estate loans.  This growth, together with consumer loan growth, offset a decrease in residential mortgage balances. A higher volume of fixed rate mortgages was sold following the dip in long term interest rates during the quarter.  Annualized organic deposit growth measured 2%, following a surge in demand deposits at year-end.  Deposits totaling $30 million were reclassified to other liabilities as a result of an agreement to sell two central New York branches.  Total assets remained unchanged at $7.8 billion.

Tangible book value per share increased by $0.60 to $18.44 and book value per share increased by $0.54 to $29.18.  Loans/deposits increased by 0.1% to 102.5% and the ratio of tangible equity/tangible assets increased by 0.3% to 7.7%.  Problem assets and net loan charge-offs remained comparatively low and were slightly improved from the prior quarter.  The loan loss provision exceeded net charge-offs, and the ratio of the loan loss allowance to total loans increased slightly reflecting the change in the loan portfolio mix.

RESULTS OF OPERATIONS

The first quarter core return on tangible equity increased year-over-year to 12.2% in 2016 from 12.1% in 2015.  Net non-core charges in both periods were primarily related to acquisition activity.  GAAP return on equity improved to 7.2% from 5.0% in the above respective periods.  The efficiency ratio improved to 59.9% from 63.3% due to revenue driven positive operating leverage.

The net interest margin decreased to 3.33% from 3.35% in the linked quarter.  Measured before the benefit of purchased loan accretion, the margin decreased slightly to 3.21% from 3.22%.  This included the benefit of the December hike in the Fed Funds rate.  It also reflected a 2 basis point cost related to higher expense on interest rate swaps which started to become effective this year.  Purchased loan accretion decreased to $2.1 million from $2.4 million for the above periods.

The 7% increase in fee revenue over the linked quarter included increases in most categories, with seasonal benefits in wealth management and insurance revenues offsetting a seasonal decrease in deposit related fees.  The 28% increase in mortgage banking revenue quarter over quarter was related to higher refinancing demand.  Other

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non-interest income also benefited from a $1.8 million reduction in the amortization of tax credit investments, which partially offset the related increase in income tax expense.  This amortization decreased to $1.1 million from $2.9 million in the linked quarter.

The 2% decrease in non-interest expense compared to the linked quarter included additional cost synergies and disciplined spending management during the recent period of financial market volatility. Total full time equivalent staff decreased to 1,208 from 1,221 during the quarter. The income tax rate increased as expected to 28% in the most recent quarter due to lower benefits from tax credit related investment projects, which was partially offset by the change in non-interest income noted above.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, April 26, 2016 to discuss the results for the quarter and provide guidance about expected future results.   Participants should pre-register for the conference call using the following link: dpregister.com/10083503.  Participants may also reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at ir.berkshirebank.com.   Those parties who do not have internet access or are otherwise unable to pre-register for this event, may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call.   A telephone replay of the call will be available through Tuesday, May 3, 2016 by dialing 877-344-7529 and entering access number 10083503. The webcast will be available on Berkshire’s website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®. Berkshire has $7.8 billion in assets and 93 full-service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.  The Bank has two branches held for sale, which are located in Cairo and Greenville NY.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, merger costs, restructuring costs, and systems conversion costs.  Non-core adjustments are presented net of an adjustment for income tax expense.  This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income.  The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items.  The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.  Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, and professional fees.   Restructuring costs primarily consist of costs and losses associated with the disposition of assets and lease terminations.   The Company’s disclosures of organic growth of loans and deposits in 2015 exclude balances acquired through the business combinations with Hampden Bancorp and Firestone Financial, and in 2016 are adjusted for two branches held for sale.

CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Income (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures

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SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (1)(2)
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015

PER SHARE DATA
Core earnings, diluted	$0.54	$0.54	$0.54	$0.51	$0.50
Net earnings, diluted	0.52	0.52	0.49	0.35	0.35
Tangible book value	18.44	17.84	17.61	17.16	17.46
Total book value	29.18	28.64	28.48	28.02	28.36
Market price at period end	26.89	29.11	27.54	28.48	27.70
Dividends	0.20	0.19	0.19	0.19	0.19

PERFORMANCE RATIOS (3)
Core return on assets	0.85%	0.85%	0.86%	0.81%	0.76%
Return on assets	0.82	0.82	0.78	0.56	0.54
Core return on equity	7.40	7.58	7.58	7.32	7.06
Core return on tangible equity	12.20	12.68	12.78	12.30	12.14
Return on equity	7.19	7.34	6.90	5.05	5.00
Net interest margin, fully taxable equivalent (FTE) (4)	3.33	3.35	3.37	3.30	3.18
Net interest margin (FTE), excluding purchased loan accretion	3.21	3.22	3.22	3.16	3.15
Fee income/Net interest and fee income	21.04	19.62	19.38	22.92	23.25
Efficiency ratio	59.86	60.56	60.35	61.51	63.27

GROWTH (Year-to-date)
Total commercial loans, (annualized, excluding merger impacts)	6%	9%	11%	11%	14%
Total loans, (annualized, excluding merger impacts)	0	8	9	5	4
Total deposits, (annualized, excluding merger impacts)	0	10	11	8	6
Total net revenues, (compared to prior year)	26	18	19	20	23
Core earnings per share, (compared to prior year)	8	16	17	17	19
Earnings per share, (compared to prior year) (5)	49	27	34	69	N/M

FINANCIAL DATA (In millions)
Total assets	$7,808	$7,832	$7,804	$7,519	$6,571
Total earning assets	7,142	7,140	7,130	6,740	5,993
Total investments	1,374	1,371	1,396	1,379	1,216
Total loans	5,727	5,725	5,665	5,285	4,729
Allowance for loan losses	40	39	38	37	36
Total intangible assets	334	335	337	321	275
Total deposits	5,584	5,589	5,507	5,322	4,720
Total shareholders’ equity	906	887	882	827	716
Core income	16.5	16.5	16.2	14.6	12.4
Net income	16.0	16.0	14.7	10.0	8.8

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.23%	0.25%	0.26%	0.27%	0.28%
Allowance for loan losses/total loans	0.70	0.69	0.67	0.70	0.77
Loans/deposits	103	102	103	99	100
Shareholders’ equity to total assets	11.60	11.33	11.30	11.00	10.90
Tangible shareholders’ equity to tangible assets (6)	7.66	7.37	7.30	7.04	7.00

(1)              Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9.

(2)              The Company acquired Hampden Bancorp, Inc. (“Hampden”) on April 17, 2015 and Firestone Financial (“Firestone”) on August 7, 2015.

(3)              All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(4)              Fully taxable equivalent considers the impact of tax advantaged investments and loans.

(5)              N/M means not meaningful.

(6)              Tangible assets are total assets less total intangible assets.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	March 31,	December 31,
(In thousands)	2016	2015
Assets
Cash and due from banks	$44,370	$72,918
Short-term investments	24,447	30,644
Total cash and short-term investments	68,817	103,562

Trading security	14,474	14,189
Securities available for sale, at fair value	1,171,534	1,154,457
Securities held to maturity, at amortized cost	128,196	131,652
Federal Home Loan Bank stock and other restricted securities	60,261	71,018
Total securities	1,374,465	1,371,316

Loans held for sale, at fair value	15,919	13,191

Commercial real estate	2,100,067	2,059,767
Commercial and industrial loans	1,054,140	1,048,263
Residential mortgages	1,753,622	1,815,035
Consumer loans	818,861	802,171
Total loans	5,726,690	5,725,236
Less: Allowance for loan losses	(40,055)	(39,308)
Net loans	5,686,635	5,685,928

Premises and equipment, net	87,840	88,072
Other real estate owned	1,440	1,725
Goodwill	323,659	323,943
Other intangible assets	9,845	10,664
Cash surrender value of bank-owned life insurance	126,136	125,233
Deferred tax asset, net	36,514	42,526
Other assets	76,641	65,755
Total assets	$7,807,911	$7,831,915

Liabilities and shareholders’ equity
Demand deposits	$1,037,103	$1,081,860
NOW deposits	473,556	510,807
Money market deposits	1,405,361	1,408,107
Savings deposits	611,556	601,761
Time deposits	2,056,814	1,986,600
Total deposits	5,584,390	5,589,135

Senior borrowings	1,080,896	1,174,335
Subordinated borrowings	89,027	89,812
Total borrowings	1,169,923	1,264,147

Other liabilities	147,761	91,444
Total liabilities	6,902,074	6,944,726

Total common shareholders’ equity	905,837	887,189
Total liabilities and shareholders’ equity	$7,807,911	$7,831,915

Net shares outstanding	31,039	30,974

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

(in millions)	March 31, 2016 Balance	December 31, 2015 Balance	Annualized Growth % Quarter ended March. 31, 2016
Commercial real estate - construction	$256	$254	4%
Commercial real estate - other	1,844	1,806	8
Total commercial real estate	2,100	2,060	8
Commercial and industrial loans	1,054	1,048	2
Total commercial loans	3,154	3,108	6

Total residential mortgages	1,754	1,815	(14)

Home equity	358	361	(3)
Auto and other	461	441	18
Total consumer loans	819	802	8
Total loans	$5,727	$5,725	0%

DEPOSIT ANALYSIS

(in millions)	March 31, 2016 Balance	December 31, 2015 Balance	Annualized Growth % Quarter ended March 31, 2016 (1)	March 31, 2016 Deposits HFS	Organic Annualized Growth % Quarter ended March 31, 2016 (1)
Demand	$1,037	$1,082	(17)%	$6	(14)%
NOW	474	511	(29)	3	(27)
Money market	1,405	1,408	(1)	10	2
Savings	611	601	7	2	8
Total non-maturity deposits	3,527	3,602	(8)	21	(6)

Total time deposits	2,057	1,987	14	9	16
Total deposits	$5,584	$5,589	0%	$30	2%

(1) March 31, 2016 deposits exclude $30 million of deposits associated with the two branches held for sale in New York. Annualized organic growth is 2% when including the $30 million of deposits held for sale.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2016	2015
Interest and dividend income
Loans	$58,442	$44,445
Securities and other	10,034	8,306
Total interest and dividend income	68,476	52,751
Interest expense
Deposits	7,159	4,949
Borrowings	3,620	2,309
Total interest expense	10,779	7,258
Net interest income	57,697	45,493
Non-interest income
Loan related income	3,046	1,283
Mortgage banking income	821	1,253
Deposit related fees	6,109	5,677
Insurance commissions and fees	2,893	2,967
Wealth management fees	2,502	2,603
Total fee income	15,371	13,783
Other	223	(1,255)
Securities gains, net	36	34
Total non-interest income	15,630	12,562
Total net revenue	73,327	58,055
Provision for loan losses	4,006	3,851
Non-interest expense
Compensation and benefits	25,714	21,811
Occupancy and equipment	6,690	7,108
Technology and communications	4,857	3,593
Marketing and promotion	673	713
Professional services	1,280	1,272
FDIC premiums and assessments	1,233	1,129
Other real estate owned and foreclosures	263	251
Amortization of intangible assets	819	901
Merger, restructuring and conversion expense (1)	780	4,421
Other	4,791	3,949
Total non-interest expense	47,100	45,148

Income before income taxes	22,221	9,056
Income tax expense	6,220	297
Net income	$16,001	$8,759

Earnings per share:
Basic	$0.52	$0.35
Diluted	$0.52	$0.35

Weighted average shares outstanding:
Basic	30,511	24,803
Diluted	30,688	24,955

(1) Merger, restructuring and conversion expenses include Firestone acquisition, Hampden acquisition and branch restructuring related expenses.

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED - (F-5)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands, except per share data)	2016	2015	2015	2015	2015
Interest and dividend income
Loans	$58,442	$59,055	$56,343	$51,504	$44,445
Securities and other	10,034	9,369	9,109	8,899	8,306
Total interest and dividend income	68,476	68,424	65,452	60,403	52,751
Interest expense
Deposits	7,159	6,661	6,046	5,292	4,949
Borrowings	3,620	3,015	2,435	2,474	2,309
Total interest expense	10,779	9,676	8,481	7,766	7,258
Net interest income	57,697	58,748	56,971	52,637	45,493
Non-interest income
Loan related income	3,046	2,707	1,537	2,783	1,283
Mortgage banking income	821	641	693	1,546	1,253
Deposit related fees	6,109	6,416	6,549	6,442	5,677
Insurance commissions and fees	2,893	2,254	2,544	2,486	2,967
Wealth management fees	2,502	2,326	2,376	2,397	2,603
Total fee income	15,371	14,344	13,699	15,654	13,783
Other	223	(1,739)	(1,050)	(1,258)	(1,255)
Securities gains, net	36	(357)	49	2,384	34
Total non-interest income	15,630	12,248	12,698	16,780	12,562
Total net revenue	73,327	70,996	69,669	69,417	58,055
Provision for loan losses	4,006	4,431	4,240	4,204	3,851
Non-interest expense
Compensation and benefits	25,714	25,819	25,237	24,503	21,811
Occupancy and equipment	6,690	7,308	6,827	7,243	7,108
Technology and communications	4,857	4,553	4,645	4,090	3,593
Marketing and promotion	673	1,012	781	800	713
Professional services	1,280	1,472	1,053	1,375	1,272
FDIC premiums and assessments	1,233	1,220	1,157	1,143	1,129
Other real estate owned and foreclosures	263	33	298	251	251
Amortization of intangible assets	819	841	887	934	901
Merger, restructuring and conversion expense (1)	780	1,118	3,361	8,711	4,421
Other	4,791	4,903	5,132	4,975	3,949
Total non-interest expense	47,100	48,279	49,378	54,025	45,148

Income before income taxes	22,221	18,286	16,051	11,188	9,056
Income tax expense	6,220	2,273	1,350	1,144	297
Net income	$16,001	$16,013	$14,701	$10,044	$8,759

Earnings per share:
Basic	$0.52	$0.53	$0.49	$0.35	$0.35
Diluted	$0.52	$0.52	$0.49	$0.35	$0.35

Weighted average shares outstanding:
Basic	30,511	30,500	29,893	28,301	24,803
Diluted	30,688	30,694	30,069	28,461	24,955

(1) See note on Page F-4

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Earning assets
Loans:
Commercial real estate	4.18%	4.17%	4.47%	4.46%	4.12%
Commercial and industrial loans	5.04	5.51	4.79	3.64	3.70
Residential mortgages	3.86	3.72	3.74	4.08	3.94
Consumer loans	3.44	3.30	3.29	3.24	3.23
Total loans	4.13	4.15	4.14	4.02	3.86
Securities	3.26	2.96	2.92	2.99	3.10
Short-term investments and loans held for sale	0.91	0.89	1.34	1.13	1.40
Total earning assets	3.93	3.89	3.87	3.77	3.67

Funding liabilities
Deposits:
NOW	0.13	0.14	0.14	0.15	0.14
Money market	0.49	0.45	0.42	0.37	0.40
Savings	0.13	0.14	0.15	0.17	0.15
Time	0.99	0.93	0.90	0.91	0.92
Total interest-bearing deposits	0.63	0.59	0.55	0.52	0.53
Borrowings	1.19	0.96	0.81	0.77	0.85
Total interest-bearing liabilities	0.75	0.67	0.61	0.58	0.61

Net interest spread	3.18	3.22	3.26	3.19	3.06
Net interest margin	3.33	3.35	3.37	3.30	3.18

Cost of funds (1)	0.64	0.56	0.51	0.49	0.51
Cost of deposits (2)	0.51	0.48	0.45	0.42	0.43

(1) Cost of funds includes all deposits and borrowings.

(2) The average cost of deposits include the deposits held for sale.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands)	2016	2015	2015	2015	2015
Assets
Loans
Commercial real estate	$2,079,001	$2,034,917	$1,948,753	$1,889,306	$1,646,638
Commercial and industrial loans	1,027,257	1,033,081	998,782	886,297	806,710
Residential mortgages	1,798,034	1,790,334	1,664,505	1,562,503	1,469,910
Consumer loans	807,888	807,768	813,986	821,933	765,938
Total loans (1) (2)	5,712,180	5,666,100	5,426,026	5,160,039	4,689,196
Securities (3)	1,342,590	1,368,505	1,353,818	1,301,918	1,176,559
Short-term investments and loans held for sale	56,042	51,241	51,832	72,003	55,652
Total earning assets	7,110,812	7,085,846	6,831,676	6,533,960	5,921,407
Goodwill and other intangible assets	333,948	335,440	330,084	303,780	275,732
Other assets	346,327	342,902	379,319	357,026	300,264
Total assets	$7,791,087	$7,764,188	$7,541,079	$7,194,766	$6,497,403

Liabilities and shareholders’ equity
Deposits (4)
NOW	$484,334	$491,445	$475,433	$460,378	$423,474
Money market	1,417,068	1,455,267	1,474,389	1,437,428	1,408,777
Savings	602,414	604,215	615,410	606,231	502,412
Time	2,063,712	1,958,394	1,795,156	1,558,350	1,419,706
Total interest-bearing deposits	4,567,528	4,509,321	4,360,388	4,062,387	3,754,369
Borrowings	1,222,288	1,256,287	1,198,455	1,287,319	1,106,541
Total interest-bearing liabilities	5,789,816	5,765,608	5,558,843	5,349,706	4,860,910
Non-interest-bearing demand deposits	1,026,447	1,033,844	1,010,613	974,160	869,780
Other liabilities	84,042	91,877	119,322	75,487	65,453
Total liabilities	6,900,305	6,891,329	6,688,778	6,399,353	5,796,143

Total shareholders’ equity	890,782	872,859	852,301	795,413	701,260

Total liabilities and shareholders’ equity	$7,791,087	$7,764,188	$7,541,079	$7,194,766	$6,497,403

Supplementary data
Total non-maturity deposits (4)	$3,530,263	$3,584,771	$3,575,845	$3,478,197	$3,204,443
Total deposits (4)	5,593,975	5,543,165	5,371,001	5,036,547	4,624,149
Fully taxable equivalent income adjustment	1,134	1,108	1,131	1,068	889
Total average tangible equity (5)	556,834	537,419	522,217	491,633	425,528

(1) Total loans include non-accruing loans.

(2) The average balances of loans include the loans associated with the two branches in New York that are for sale and presented under loans held for sale on the consolidated balance sheet.

(3) Average balances for securities available-for-sale are based on amortized cost.

(4) The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.

(5) Total average tangible equity results from the subtraction of average goodwill and other intangible assets from total average shareholders’ equity.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2016	2015	2015	2015	2015
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$5,001	$4,882	$5,693	$9,733	$13,516
Commercial and industrial loans	7,480	8,259	8,092	3,031	1,308
Residential mortgages	4,732	3,966	4,565	4,234	4,153
Consumer loans	3,588	3,768	3,386	2,991	3,032
Total non-accruing loans	20,801	20,875	21,736	19,989	22,009
Other real estate owned	1,440	1,725	2,487	674	1,444
Total non-performing assets	$22,241	$22,600	$24,223	$20,663	$23,453

Total non-accruing loans/total loans	0.36%	0.36%	0.38%	0.38%	0.47%
Total non-performing assets/total assets	0.28%	0.29%	0.31%	0.27%	0.36%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$39,308	$38,180	$37,197	$36,286	$35,662
Charged-off loans	(3,704)	(3,538)	(3,542)	(4,176)	(3,432)
Recoveries on charged-off loans	445	235	285	883	205
Net loans charged-off	(3,259)	(3,303)	(3,257)	(3,293)	(3,227)
Provision for loan losses	4,006	4,431	4,240	4,204	3,851
Balance at end of period	$40,055	$39,308	$38,180	$37,197	$36,286

Allowance for loan losses/total loans	0.70%	0.69%	0.67%	0.70%	0.77%
Allowance for loan losses/non-accruing loans	193%	188%	176%	186%	165%

NET LOAN CHARGE-OFFS
Commercial real estate	$(1,043)	$(1,152)	$(1,343)	$(2,461)	$(2,007)
Commercial and industrial loans	(847)	(1,056)	(1,098)	(124)	(375)
Residential mortgages	(774)	(633)	(354)	(367)	(299)
Home equity	(221)	(118)	(135)	(174)	(202)
Auto and other consumer	(374)	(344)	(327)	(167)	(344)
Total, net	$(3,259)	$(3,303)	$(3,257)	$(3,293)	$(3,227)

Net charge-offs (QTD annualized)/average loans	0.23%	0.25%	0.26%	0.26%	0.28%
Net charge-offs (YTD annualized)/average loans	0.23%	0.25%	0.26%	0.26%	0.28%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.26%	0.34%	0.37%	0.29%	0.28%
90+ Days delinquent and still accruing	0.07%	0.09%	0.10%	0.12%	0.15%
Total accruing delinquent loans	0.33%	0.43%	0.47%	0.41%	0.43%
Non-accruing loans	0.36%	0.36%	0.38%	0.38%	0.47%
Total delinquent and non-accruing loans	0.69%	0.79%	0.85%	0.79%	0.90%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-9)

		At or for the Quarters Ended
		March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)		2016	2015	2015	2015	2015
Net income		$16,001	$16,013	$14,701	$10,044	$8,759
Adj: Net securities (gains) losses		(36)	357	(49)	(2,384)	(34)
Adj: Merger and acquisition expense		527	1,230	2,987	5,665	3,275
Adj: Restructuring expense		253	(112)	374	3,046	1,146
Adj: Income taxes		(256)	(959)	(1,862)	(1,815)	(772)
Total core income	(A)	$16,489	$16,529	$16,151	$14,556	$12,374

Total revenue		$73,327	$70,996	$69,669	$69,417	$58,055
Adj: Net securities (gains) losses		(36)	357	(49)	(2,384)	(34)
Total core revenue	(B)	$73,291	$71,353	$69,620	$67,033	$58,021

Total non-interest expense		$47,100	$48,279	$49,378	$54,025	$45,148
Less: Total non-core expense (see above)		(780)	(1,118)	(3,361)	(8,711)	(4,421)
Core non-interest expense	(C)	$46,320	$47,161	$46,017	$45,314	$40,727

(in millions, except per share data)
Total average assets	(D)	$7,791	$7,764	$7,541	$7,195	$6,497
Total average shareholders’ equity	(E)	891	873	852	795	701
Total average tangible shareholders’ equity	(F)	557	537	522	492	426
Total tangible shareholders’ equity, period-end (1)	(G)	572	553	545	507	441
Total tangible assets, period-end	(H)	7,474	7,497	7,468	7,198	6,296

Total common shares outstanding, period-end (thousands)	(I)	31,039	30,974	30,949	29,521	25,253
Average diluted shares outstanding (thousands)	(J)	30,688	30,694	30,069	28,461	24,955

Core earnings per share, diluted	(A/J)	$0.54	$0.54	$0.54	$0.51	$0.50
Tangible book value per share, period-end	(G/I)	18.44	17.84	17.61	17.16	17.46

Performance ratios (2)
Core return on assets	(A/D)	0.85%	0.85%	0.86%	0.81%	0.76%
Core return on equity	(A/E)	7.40	7.58	7.58	7.32	7.06
Core return on tangible equity (3)	(A/F)	12.20	12.68	12.78	12.30	12.14
Efficiency ratio	(C-M)/(B+K+N)	59.86	60.56	60.35	61.51	63.27
Total tangible shareholders’ equity/Total tangible assets	(G)/(H)	7.66	7.38	7.30	7.04	7.00

Supplementary data (in thousands)
Tax benefit on tax-credit investments (4)	(K)	$1,588	$4,029	$4,029	$4,034	$4,034
Non-interest income charge on tax-credit investments (5)	(L)	(1,101)	(2,851)	(2,851)	(2,851)	(2,851)
Net income on tax-credit investments	(K+L)	487	1,178	1,178	1,183	1,183
Intangible amortization	(M)	819	841	887	934	901
Fully taxable equivalent income adjustment	(N)	1,134	1,108	1,131	1,068	889

(1) Total tangible shareholders’ equity is computed by taking total shareholders’ equity less the intangible assets at period-end.

(2) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(3) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(4) The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.

(5) The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.